UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James E. Rohr, Executive Chairman of The PNC Financial Services Group, Inc. and a member of the Board of Directors of BlackRock, Inc. (“BlackRock”), informed BlackRock on September 13, 2013 that he will not seek or accept nomination for election to the BlackRock Board at BlackRock’s next annual meeting in May 2014. On September 13, 2013, Mr. Rohr was appointed to the board of directors of General Electric Company. In connection with seeking regulatory approval under the Depository Institution Management Interlocks Act to serve on the board of directors of General Electric Company while remaining on the BlackRock Board for a period of time, Mr. Rohr indicated to the Federal Reserve that, if regulatory approval was received and he joined the board of General Electric Company, he would notify BlackRock that he would not seek or accept re-election to the BlackRock Board at the end of his current term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title:	Managing Director and Deputy General Counsel

Date: September 13, 2013